UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2005

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Code)

(800) 337-6642

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

(a)

On February 11, 2005 Unity Wireless Corporation sold to investors $1,500,000 principal amount of Secured Convertible Promissory Notes (“Notes”) and Warrants to purchase 3,750,000 shares of common stock at $0.20 per share (“Warrants”). All amounts are US$.

(b)

The total offering price was $1,500,000. In connection with the financing, the Company paid $150,000 in fees to Duncan Capital LLC (“Duncan”) and approximately $2,500 of expenses, excluding fees of the Company's counsel. The Company also issued to Duncan warrants to purchase 750,000 shares of common stock at an exercise price of $0.20 and in the form of the Warrants sold to investors.

(c)

The company has offered to reduce to $0.15 per share, until April 13, 2005, the exercise price of $0.20 warrants (“prior warrants”) previously issued to investors in this offering who also invested in the private placement in August 2004 in which the prior warrants were issued.

(d)

The securities in this offering were issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1993 Act (the “Act”) and Rule 506 thereunder from the registration requirements under the Act

(e)

The principal, interest and other amounts owing under the Notes are convertible into common stock at the option of the holders at $0.20 per share. Except as set forth in the next sentence, the principal, interest and other amounts owing under the Notes automatically convert into common stock at $0.20 per share, subject to volume limitations set forth in the Notes, if the closing price of the common stock during a period designated in the Notes is not less than $0.30 per share and a registration statement is then in effect with respect to the sale of the shares of common stock assumable on conversion. The Note owned by any investor will not be automatically converted to the extent that conversion would result in the beneficial ownership by such investor of more than 9.9% of the company’s outstanding common stock

(f)

The Warrants are exercisable at $0.20 per share and expire on February 11, 2010. On notice by the Company the Warrants will expire earlier if the closing price of the common stock during a period designated in the Warrants is not less than $0.40 per share and a registration statement is in effect with respect to the sale of the shares of common stock issuable on exercise. The preceding sentence does not apply to the extent that exercise of warrants by any investor would result in the beneficial ownership by such investor of more than 9.9% of the company’s outstanding common stock The Warrants may be exercised on a cashless basis (i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price) after February 11, 2006 so long as no registration statement is in effect with respect to the sale of shares issuable on exercise.

(g)

The foregoing summary of certain terms of the Notes and Warrants is qualified by reference to the actual terms of the instruments that are included as exhibits with this filing.

Item 9.01 Exhibits

Exhibit 4.1 Form of Convertible Note and Purchase Agreement

Exhibit 4.2 Form of Secured Convertible Promissory Note

Exhibit 4.3 Form of Warrant

Exhibit 4.4 Form of Security Agreement

Exhibit 4.5 Form of letter to investors

Exhibit 99.1 Press Release issued by the Registrant on February 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Chief Executive Officer and Principal Executive Officer

Date: February 14, 2005